EXHIBIT 10.14


                          ----------------------------

                            ASSET PURCHASE AGREEMENT

                          ----------------------------


                                      Among


                          Empire Financial Group, Inc.,


                      Centennial Capital Management, Inc.,


                                       And


                        Centennial Capital Holdings, Inc.



                                  July 11, 2001

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I. - SALE AND PURCHASE OF ASSETS
       1.1        Sale and Purchase of Shares.....................................................................1
       1.2        Payment for Shares..............................................................................3
       1.3        Income Statement................................................................................4
       1.4        Disputes........................................................................................4

ARTICLE II. - CLOSING 5
       2.1        Closing.........................................................................................5
       2.2        Deliveries by the Company.......................................................................5
       2.3        Deliveries by Buyer.............................................................................6

ARTICLE III. - REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE COMPANY......................................7
       3.1        Corporate Existence and Qualification...........................................................7
       3.2        Authority, Approval and Enforceability..........................................................7
       3.3        Capitalization and Corporate Records............................................................7
       3.4        No Seller Defaults or Consents..................................................................8
       3.5        No Company Defaults or Consents.................................................................8
       3.6        No Proceedings..................................................................................8
       3.7        Employee Benefit Matters........................................................................8
       3.8        Financial Statements; Liabilities; Accounts Receivable.........................................11
       3.9        Absence of Certain Changes.....................................................................12
       3.10       Regulatory Matters.............................................................................13
       3.11       Compliance with Laws...........................................................................14
       3.12       Litigation.....................................................................................14
       3.13       Ownership of Company Properties................................................................14
       3.15       No Other Agreements............................................................................16
       3.16       Insurance......................................................................................16
       3.17       Intangible Rights..............................................................................16
       3.18       Equipment and Other Tangible Property..........................................................17
       3.19       Banks..........................................................................................17
       3.20       Absence of Certain Business Practices..........................................................18
       3.21       Transactions With Affiliates...................................................................18
       3.22       Other Information..............................................................................18

ARTICLE IV. - REPRESENTATIONS AND WARRANTIES OF BUYER............................................................19
       4.1        Corporate Existence and Qualification..........................................................19
       4.2        Authority, Approval and Enforceability.........................................................19
       4.3        No Default or Consents.........................................................................19
       4.4        No Proceedings.................................................................................19
       4.5        Consents and Approvals.........................................................................20
       4.6        No Liens on Shares of Empire Financial Holding Company Stock...................................20

                                                                                                                Page
                                                                                                                ----
ARTICLE V. - OBLIGATIONS PRIOR TO CLOSING........................................................................20
       5.1        Maintenance of Business Prior to Closing.......................................................20
       5.2        Certain Prohibited Transactions................................................................20
       5.3        Notification of Certain Matters................................................................21
       5.4        Access to Information..........................................................................22
       5.5        Reasonable Efforts; Cooperation; Further Assurances............................................22
       5.6        No Conduct Inconsistent with this Agreement....................................................22

ARTICLE VI. - CONDITIONS TO SELLERS' AND BUYER'S OBLIGATIONS.....................................................23
       6.1        Conditions to Obligations of the Sellers.......................................................23
                                              -
       6.2        Conditions to Obligations of Buyer.............................................................23

ARTICLE VII. -  POST-CLOSING OBLIGATIONS.........................................................................24
       7.1        Further Assurances.............................................................................24
       7.2        Publicity......................................................................................25
       7.3        Post-Closing Indemnity by the Sellers..........................................................25
                                           -
       7.4        Name; Proprietary Information..................................................................25
       7.5        Non-Competition................................................................................25
       7.6        Assignment of Contracts........................................................................26
       7.7        Employee Matters...............................................................................27

ARTICLE VIII. - TAX MATTERS......................................................................................27
       8.1        Representations and Obligations Regarding Taxes................................................27
       8.2        Indemnification for Taxes......................................................................28

ARTICLE IX. - MISCELLANEOUS......................................................................................29
       9.1        Termination....................................................................................29
       9.2        Limitation on Liability........................................................................30
       9.3        Brokers........................................................................................31
       9.4        Costs and Expenses.............................................................................31
       9.5        Notices........................................................................................31
       9.6        Governing Law..................................................................................32
       9.7        Representations and Warranties.................................................................33
       9.8        Entire Agreement; Amendments and Waivers.......................................................33
                                   -
       9.9        Binding Effect and Assignment..................................................................33
       9.10       Remedies.......................................................................................33
       9.11       Interest on Overdue Payments...................................................................33
       9.12       Withholding of Payments........................................................................33
       9.13       Exhibits and Schedules.........................................................................34
       9.14       Multiple Counterparts..........................................................................34
       9.15       References and Construction....................................................................34
       9.16       Survival.......................................................................................34
       9.17       Attorneys' Fees................................................................................34
       9.18       Legal Counsel..................................................................................34

                                                                                                                Page
                                                                                                                ----
ARTICLE X. - DEFINITIONS.........................................................................................35
       10.1       Affiliate......................................................................................35
       10.2       Closing Date...................................................................................35
       10.3       Collateral Agreements..........................................................................35
       10.4       Company Name...................................................................................35
       10.5       Company Marks..................................................................................35
       10.6       Company Proprietary Property...................................................................35
       10.7       Contracts......................................................................................36
       10.8       Damages........................................................................................36
       10.9       Financial Statements...........................................................................36
       10.10      Governmental Authorities.......................................................................36
       10.11      Knowledge of the Company.......................................................................36
       10.12      Legal Requirements.............................................................................36
       10.13      Person.........................................................................................36
       10.14      Properties.....................................................................................36
       10.15      Real Property..................................................................................36
       10.16      Regulations....................................................................................37
       10.17      Used...........................................................................................37

                                LIST OF SCHEDULES

Schedule 3.1               Qualifications as Foreign Corporation
Schedule 3.4               Shareholder Defaults or Consents
Schedule 3.5               Company Defaults or Consents
Schedule 3.7(a)            Employee Arrangements
Schedule 3.7(c)            Benefit Plan Liabilities
Schedule 3.7(e)            Current Employees
Schedule 3.8(a)            Financial Statements
Schedule 3.8(b)            Scheduled Liabilities
Schedule 3.8(c)            Accounts Receivable
Schedule 3.9(a)            Certain Changes
Schedule 3.9(b)            Certain Actions
Schedule 3.11(1)           Compliance with Law
Schedule 3.11(2)           Citations
Schedule 3.12              Litigation
Schedule 3.13(a)           Encumbrances
Schedule 3.13(b)(1)        Owned Premises
Schedule 3.13(b)(2)        Leased Premises Matters
Schedule 3.13(c)           Intangible Rights
Schedule 3.13(d)           Other Person Authorizations
Schedule 3.16              Insurance
Schedule 3.18              Tangible Company Assets Condition
Schedule 3.19              Banks, Accounts and Authorized Signatories
Schedule 3.21              Affiliate Transactions
Schedule 8.1(a)            Tax Returns
Schedule 8.1(b)            Tax Claims
Schedule 8.1(c)            Tax Extensions

                                LIST OF EXHIBITS

Exhibit A       -   Form of Convertible Non-Negotiable Promissory Note..........................................A-1
Exhibit B       -   Form of Employment Agreement of Rodger E. Rees..............................................B-1
Exhibit C       -   Form of Software License Agreement..........................................................C-1
Exhibit D       -   Form of Promissory Note ....................................................................D-1
Exhibit E       -   Form of Consulting Agreement................................................................E-1
Exhibit F       -   Form of Investment Representation Letter....................................................F-1

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 11th day of July, 2001, by and among Empire Financial Group, Inc., a Florida corporation (the "Buyer"), Centennial Capital Management, Inc., a Georgia corporation (the "Company"), and Centennial Capital Holdings, Inc., a Georgia corporation (the "Shareholder").


                                    Recitals

         A. The Company owns the Assets and Uses the Assets in the conduct of its business.

         B. Buyer desires to (i) purchase the Assets from the Company and (ii) assume certain specified Assumed Obligations, on the terms and subject to the conditions set forth herein.

         C. The Shareholder owns 100% of the Company's outstanding capital stock.

                                    Agreement

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

                    ARTICLE I. - SALE AND PURCHASE OF ASSETS

         1.1 Sale and Purchase of Assets.

                  (a) On the terms and subject to the conditions of this Agreement, at the Closing referred to in Section 2.1, the Company shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept delivery of, all assets and properties owned or Used by the Company in connection with its business except for (x) the Purchase Price and other rights of the Company under this Agreement, (y) the Company's corporate minute book and stock records, and (z) those assets specifically listed on Schedule 1.1(a) (such specifically listed assets in clauses (x), (y), and (z) being referred to as the "Excluded Assets"), including without limiting the generality of the foregoing:

                  (i) all cash and cash equivalents and accounts receivable

                  (ii) all of the Company's right, title and interest in and to its Contracts, including the Contracts listed or required to be listed on
Schedule 3.13 hereto, and its insurance policies, including the insurance policies listed or required to be listed on Schedule 3.16 hereto;

                  (iii) all proprietary knowledge, Trade Secrets, Confidential Information, computer software and licenses, formulae, designs and drawings, quality control data, processes (whether secret or not), methods, inventions and other similar know-how or rights Used in the conduct of the Company's business, including, but not limited to, the areas of customer service, marketing, advertising and personnel training and recruitment, together with all other Intangible Rights Used in connection with the Company's business, including all files, manuals, documentation and source and object codes related thereto;

                  (iv) all utility, security and other deposits and prepaid expenses;

                  (v) the Company's business as a going concern and its franchises, Permits and other authorizations of Governmental Authorities (to the extent such Permits and other authorizations of Governmental Authorities are transferable) and third parties, licenses, telephone numbers, customer lists, vendor lists, referral lists and contacts, advertising materials and data, restrictive covenants, choses in action and similar obligations owing to the Company from its present and former shareholders, officers, employees, agents and others, together with all books, operating data and records (including financial, customer, accounting and credit records), files, papers, records and other data of the Company;

                  (vi) all rights of the Company in and to all tradenames, trademarks and slogans Used in its business, all variants thereof and all goodwill associated therewith;

                  (vii) all real property, whether owned or leased, of the Company;

                  (viii) all equipment, furniture, fixtures, leasehold improvements and other tangible property; and

                  (ix) all other property and rights of every kind or nature Used by the Company in the operation of its business.

         It is specifically understood and agreed by the parties hereto that the Buyer is acquiring, and Company is selling, all of the tangible and intangible assets attributable to or Used by the Company in its business, except the Excluded Assets. The aforesaid assets and properties to be transferred to the Buyer hereunder are hereinafter collectively referred to as the "Assets."

                  (b) Method of Conveyance. The sale, transfer, conveyance, assignment and delivery by the Company of the Assets to the Buyer in accordance with Section 1.1(a) shall be effected on the Closing Date by the Company's execution and delivery to the Buyer of one or more Bills of Sale, Assignments and other conveyance instruments with respect to the Company's transfer of Intangible Rights, real property interests and other Assets in form and scope reasonably satisfactory to Buyer (collectively the "Conveyance Documents"). At the Closing, good, valid and marketable title to all of the Assets shall be transferred, conveyed, assigned and delivered by the Company to the Buyer pursuant to the Conveyance Documents, free and clear of any and all liens, encumbrances, mortgages, security interests, pledges, claims, equities and other restrictions or charges of any kind or nature whatsoever.

                  (c) Assumed Obligations. At the Closing, the Buyer shall assume, and agree to satisfy and discharge as the same shall become due, (i) the Company's liabilities and other obligations arising in the ordinary course of business subsequent to the Balance Sheet Date due in the ordinary course of business after the Closing Date under (x) the Contracts listed on Schedule 3.13, and (y) all other Contracts entered into by the Company in the ordinary course of its business (including open purchase orders) and not required to be listed on Schedule 3.13, in each case to the extent that the Company's rights thereunder are effectively transferred to Buyer at Closing, and (ii) the obligations listed on Schedule 1.1(c) hereto (collectively the "Assumed Obligations"). Except as expressly set forth in this paragraph (c), the Buyer shall not assume or be responsible at any time for any liability, obligation, debt or commitment of the Company, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise, including but not limited to any liabilities, obligations, debts or commitments of the Company incident to, arising out of or incurred with respect to, this Agreement and the transactions contemplated hereby (including any and all sales, income, payroll or other taxes arising out of the transactions contemplated hereby). Without limiting the generality of the foregoing, the Company and the Shareholder expressly acknowledge and agree that the Company shall retain, and that Buyer shall not assume or otherwise be obligated to pay, perform, defend or discharge, (a) any liability of the Company and/or the Shareholder for Taxes, whether measured by income or otherwise, (b) any liability of the Company and/or the Shareholder in connection with any Plan or Benefit Program or Agreement, including, without limitation, any liability of the Company under ERISA, (c) any liability of the Company relating to the violation of any federal, state or local law, rule, regulation, ordinance, program, Permit, or other Legal Requirement applicable to the Company's business and/or the facilities Used by the Company (whether or not owned by the Company), (d) any liability or obligation of the Company relating to any default taking place before the Closing Date under any of the Assumed Obligations to the extent such default created or increased the liability or obligation, (e) any obligation of the Company to the Shareholder, any Affiliate of the Company or the Shareholder, or any Person claiming to have a right to acquire any capital stock or other securities of the Company, or (f) any liability or obligation of the Company relating to the conduct or operation of its business prior to the Closing Date or the Use of the Assets prior to the Closing Date, including, without limitation, any liability or obligation regarding any pending litigation (such specifically listed liabilities and obligations in section 1.1(b) shall be known collectively as the "Excluded Liabilities and Obligations"). The Company and the Shareholder further agree to satisfy and discharge as the same shall become due all Excluded Liabilities and Obligations.

         1.2 Payment for Shares.

                  (a) As payment in full for the Assets being acquired by the Buyer hereunder, Buyer agrees to cause Empire Financial Holding Company , a Florida corporation and the sole stockholder of the Buyer ("Empire Holding"), to deliver to the Company a convertible non-negotiable promissory note, substantially in the form attached hereto as Exhibit A (the "Note"). The principal amount of the Note will equal (i) the gross retail commission revenues which shall only include the commissions processed exclusively through the Buyer or its appointed agent and included in the Income Statement (hereinafter defined) for the three months ending December 31, 2001, divided by (ii) $2,500,000, and the result multiplied times (iii) $4,000,000. Notwithstanding the foregoing, the principal amount of the Note shall not be greater than $4,000,000. The principal amount of the Note shall be reduced by the amount of any Assumed Obligations (hereinafter defined). Subject to the provisions of
Section 1.2(b), the Note will be delivered by the Buyer to the Company within 15 days after the final determination of the principal amount of the Note. In addition, if the Note is delivered to the Company, then simultaneously with such delivery, the Shareholder and the Buyer agree to execute and deliver that certain Consulting Agreement between the Buyer and the Shareholder (the "Consulting Agreement"), substantially in the form attached hereto as Exhibit E. The Consulting Agreement will provide that the Shareholder will pay compensation for the services to be provided by the Buyer in an amount equal to four percent of the principal amount of the Note. Any disputes with respect to the calculation of the principal amount of the Note shall be resolved in accordance with the procedures contemplated by Section 1.4.

         (b) Notwithstanding the provisions of Section 1.2(a), in the event that Empire Holding completes an initial public offering (the "IPO") of shares of its common stock, $.01 par value ("Empire Stock"), prior to the final determination of the principal amount of the Note in accordance with the terms of this Agreement, then the Buyer shall pay to the Company $1,500,000 in either cash or shares of Empire Stock valued at $1,500,000 (such shares to be valued at an amount equal to the per share offering price to the public in the IPO). If the Company elects, in its sole discretion, to receive shares of Empire Stock, such shares shall be registered pursuant to the Securities Act of 1933, as amended. In addition, in lieu of delivering to the Company the Note in accordance with
Section 1.2(a), the Buyer shall pay to the Company within 15 days after the final determination of the principal amount of the Note in accordance with the terms of this Agreement, an amount equal to such principal amount, less $1,500,000. Such payment shall be made by the Buyer in either cash or shares of Empire Stock, at the election of the Company. Such shares shall be valued at an amount equal to the per share offering price to the public in the IPO. In the event that the principal amount of the Note determined in accordance with the terms of this Agreement, is less than $1,500,000, then the Company shall be obligated to immediately refund to the Buyer the difference in either cash or shares of Empire Stock valued at an amount equal to the per share offering price to the public in the IPO.

         1.3 Income Statement. As soon as practical (and in no event later than March 31, 2002), Buyer shall cause to be prepared and delivered to the Company
(i) an income statement of the Buyer for the three months ending December 31, 2001 (the "Income Statement"), which Income Statement for purposes of this Agreement shall only include the aggregate gross commission revenues earned during such period by all of the registered representatives and registered investment advisors that were employed by or engaged by the Company as of the date hereof and became registered representatives of the Buyer, and (ii) a calculation of the principal amount of the Promissory Note based upon the amount of gross commission revenues included in the Income Statement. The Income Statement shall be prepared in accordance with GAAP applied on a basis consistent with the Financial Statements. The Company and its accountants shall be entitled to review the Income Statement, Buyer's calculations of the principal amount of the Note, and any working papers, trial balances and similar materials relating to the Income Statement prepared by Buyer or its accountants. Buyer shall also provide the Company and its accountants with timely access, during Buyer's normal business hours, to Buyer's personnel, properties, books and records to the extent related to the determination of the principal amount of the Note.

         1.4 Disputes. The following clauses (i) and (ii) set forth the procedures for resolving disputes among the parties with respect to the determination of the principal amount of the Note:

                  (i) Within 30 days after delivery to the Company of Buyer's calculation of the principal amount of the Note pursuant to this Article I, the Shareholder may deliver to Buyer a written report (a "Company's Report") prepared by the Company's accountants (the "Company's Accountants") advising Buyer either that the Company's Accountants (A) agree with the Buyer's calculations of the principal amount of the Note, or (B) deem that one or more adjustments are required. The costs and expenses of the services of the Company's Accountants shall be borne by the Company. If Buyer's accountants ("Buyer's Accountants") shall concur with the adjustments proposed by the Company's Accountants, or if Buyer shall not object thereto in a writing delivered to the Company within 30 days after Buyer's receipt of the Company's Report, the calculations of the principal amount of the Note set forth in such Company's Report shall become final and shall not be subject to further review, challenge or adjustment absent fraud. If the Company does not submit a Company's Report within the 30-day period provided herein, then the principal amount of the Note as calculated by Buyer shall become final and shall not be subject to further review, challenge or adjustment absent fraud.

                  (ii) In the event that the Company submits a Company's Report and Buyer's Accountants and the Company's Accountants are unable to resolve the disagreements set forth in such report within 30 days after the date of the Company's Report, then such disagreements shall be referred to a recognized firm of independent certified public accountants experienced in auditing broker dealer businesses and selected by mutual agreement of the Company's Accountants and Buyer's Accountants (the "Settlement Accountants"), and the determination of the Settlement Accountants shall be final and shall not be subject to further review, challenge or adjustment absent fraud. The Settlement Accountants shall use their best efforts to reach a determination not more than 45 days after such referral. The costs and expenses of the services of the Settlement Accountants shall be paid by the Company if (A) the difference between (i) the principal amount of the Note resulting from the determinations of the Settlement Accountants, and (ii) the principal amount of the Note resulting from the determinations set forth in the Company's Report, is greater than (B) the difference between (i) the principal amount of the Note resulting from the determinations of the Settlement Accountants, and (ii) the principal amount of the Note resulting from Buyer's calculations as set forth pursuant to Section 1.3; otherwise, such costs and expenses of the Settlement Accountants shall be paid by Buyer.

                              ARTICLE II. - CLOSING

         2.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall be held two business days after receiving the necessary regulatory approvals allowing for the transfer of the Assets to the Buyer and the operations of the Company's business by the Buyer at the offices of Greenberg Traurig, P.A., 1221 Brickell Avenue, 22nd Floor, Miami, Florida 33131. The date upon which the Closing occurs is hereinafter referred to as the "Closing Date." The Closing shall be deemed effective as of the close of business on the date immediately prior to the Closing Date.

         2.2 Deliveries by the Company. At or prior to the Closing, the Company shall deliver to Buyer:

                  (i) the Conveyance Documents.

                  (ii) a certificate executed by the Shareholder and the Company to the effect that the conditions set forth in Section 6.2(a) have been satisfied.

                  (iii) the Employment Agreement, substantially in the form attached hereto as Exhibit B, executed by Rodger E. Rees.

                  (iv) employment agreements between the Buyer and each of the registered representatives, executed by such registered representatives.

                  (v) the Software License Agreement between the Buyer and Brokertronics, Inc. for the use of "Brokertronics BD Wizard" software (the "License Agreement"), substantially in the form attached hereto as Exhibit C, executed by Brokertronics.

                  (vi) the Promissory Note between the Buyer and the Shareholder (the "Promissory Note"), substantially in the form attached hereto as Exhibit D, executed by the Shareholder.

                  (vii) a release from each lender to the Company releasing any claim against the Assets or the Buyer in a form reasonably satisfactory to the Buyer.

                  (viii) the Investment Representation Letter in the form attached hereto as Exhibit F, executed by the Company and the Shareholder.

                  (ix) possession of all originals and copies of agreements, instruments, documents, deeds, books, records, files and other data and information within the possession of the Company, the Shareholder or any Affiliate of the Company or the Shareholder pertaining to the Company (collectively, the "Records"); provided, however, that the Shareholder may retain (1) copies of any tax returns and copies of Records relating thereto; (2) copies of any Records that the Shareholder is reasonably likely to need for complying with requirements of law; and (3) copies of any Records that in the reasonable opinion of the Shareholder will be required in connection with the performance of its obligations under Article VIII.

                  (x) evidence satisfactory to Buyer that the Company's assets are owned free and clear of any liens or encumbrances.

                  (xi) evidence satisfactory to Buyer that Buyer's designees shall be the only authorized signatories with respect to the Company's various accounts, credit lines, safe deposit boxes or vaults set forth or required to be set forth in Schedule 3.14.

         2.3 Deliveries by Buyer. At or prior to the Closing, Buyer shall deliver to the Company:

                  (i) a certificate executed by an authorized officer of the Buyer, on behalf of the Buyer, to the effect that the conditions set forth in
Section 6.1(b) have been satisfied.

         (ii) the Employment Agreement, substantially in the form attached hereto as Exhibit B, executed by the Buyer.

         (iii) employment agreements between the Buyer and each of the registered representatives, executed by the Buyer.

         (iv) the License Agreement, executed by the Buyer.

         (v) the Promissory Note between the Buyer and the Shareholder, substantially in the form attached hereto as Exhibit D, executed by the Buyer.


      ARTICLE III. - REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER AND
                                   THE COMPANY

         The Shareholder and the Company hereby jointly and severally represent and warrant to Buyer that:

         3.1 Corporate Existence and Qualification. The Company and the Shareholder are each corporations duly organized, validly existing and in good standing under the laws of the State of Georgia; the Company and the Shareholder each have the corporate power to own, manage, lease and hold its Properties and to carry on its business as and where such Properties are presently located and such business is presently conducted; and neither the character of the Company's Properties nor the nature of the Company's business requires the Company or the Shareholder to be duly qualified to do business as a foreign corporation in any jurisdiction outside those identified in Schedule 3.1 attached hereto, and the Company and the Shareholder are qualified as a foreign corporation and in good standing in each listed jurisdiction.

         3.2 Authority, Approval and Enforceability. This Agreement has been duly executed, delivered, and approved by the Company and the Shareholder, and the Company and the Shareholder have all requisite power and legal capacity to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. This Agreement and each Collateral Agreement to which any of the Shareholder and/or the Company is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

         3.3 Capitalization and Corporate Records.

                  (a) All issued and outstanding shares of the Company's capital stock are owned beneficially and of record by the Shareholder.

                  (b) The copies of the Articles or Certificate of Incorporation and Bylaws of the Company provided to Buyer are true, accurate, and complete and reflect all amendments made through the date of this Agreement. The Company's Asset and minute books made available to Buyer for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, and such minute books contain an accurate record of all shareholder and corporate actions of the shareholders and directors (and any committees thereof) of the Company taken by written consent or at a meeting. All corporate actions taken by the Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company fairly and accurately reflect all of the Company's transactions, properties, assets and liabilities.

         3.4 No Shareholder Defaults or Consents. Except as otherwise set forth in Schedule 3.4 hereto, the execution and delivery of this Agreement and the Collateral Agreements by the Shareholder and the performance by the Shareholder who is a party thereto of his obligations hereunder and thereunder will not violate any provision of law or any judgment, award or decree or any indenture, agreement or other instrument to which the Shareholder is a party, or by which the properties or assets of the Shareholder is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, in each case except to the extent that such violation, default or breach could not reasonably be expected to delay or otherwise significantly impair the ability of the parties to consummate the transactions contemplated hereby.

         3.5 No Company Defaults or Consents. Except as otherwise set forth in
Schedule 3.5 attached hereto, neither the execution and delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby will:

                           (i) violate or conflict with any of the terms,
conditions or provisions of the charter or bylaws of the Company;

                           (ii) violate any Legal Requirements applicable to the
Company;

                           (iii) violate, conflict with, result in a breach of,
constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any Contract or Permit binding upon or applicable to the Company;

                           (iv) result in the creation of any lien, charge or
other encumbrance on any Properties of the Company; or

                           (v) require the Shareholder or the Company to obtain
or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority.

         3.6 No Proceedings. No suit, action or other proceeding is pending or, to the Knowledge of the Company or the Shareholder, threatened before any Governmental Authority seeking to restrain the Company or the Shareholder or prohibit their entry into this Agreement or prohibit the Closing, or seeking damages against the Company or its Properties as a result of the consummation of this Agreement.

         3.7 Employee Benefit Matters.

                  (a) Schedule 3.7(a) provides a description of each of the following, if any, which is sponsored, maintained or contributed to by the Company for the benefit of the employees or agents of the Company, or has been so sponsored, maintained or contributed to at any time during the Company's existence:

                           (i) each "employee benefit plan," as such term is
defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Plan"); and,

                           (ii) each personnel policy, employee manual or other
written statements of rules or policies concerning employment, Asset option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation and sick leave policy, severance pay policy or agreement, deferred compensation agreement or arrangement, consulting agreement, employment contract and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in
Section 3.7(a)(i) ("Benefit Program or Agreement").

                  (b) True, correct and complete copies of each of the Plans (if any), and related trusts, if applicable, including all amendments thereto, have been furnished to Buyer. There has also been furnished to Buyer, with respect to each Plan required to file such report and description, the three most recent reports on Form 5500 and the summary plan description. True, correct and complete copies or descriptions of all Benefit Programs or Agreements have also been furnished to Buyer.

                  (c) Except as otherwise set forth in Schedule 3.7(c),

                           (i) The Company does not contribute to or have an
obligation to contribute to, and the Company has not at any time contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA ("Multiemployer Plan") or a multiple employer plan within the meaning of Section 413(b) and (c) of the Code.

                           (ii) The Company has substantially performed all
obligations, whether arising by operation of law or by contract, required to be performed by it in connection with the Plans and the Benefit Programs and Agreements, and there have been no defaults or violations by any other party to the Plans or Benefit Programs or Agreements;

                           (iii) All reports and disclosures relating to the
Plans required to be filed with or furnished to governmental agencies, Plan participants or Plan beneficiaries have been filed or furnished in accordance with applicable law in a timely manner, and each Plan and each Benefit Program or Agreement has been administered in substantial compliance with its governing documents;

                           (iv) Each of the Plans intended to be qualified under
Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which could adversely affect such qualified status;

                           (v) There are no actions, suits or claims pending
(other than routine claims for benefits) or, to the Knowledge of the Company, threatened against, or with respect to, any of the Plans or Benefit Programs or Agreements or their assets;

                           (vi) All contributions required to be made to the
Plans pursuant to their terms and provisions and applicable law have been made timely;

                           (vii) As to any Plan subject to Title IV of ERISA,
there has been no event or condition which presents the material risk of Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation Section 2615.3 promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred, no notice of intent to terminate the Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Plan, there has been no termination or partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, no liability to the PBGC has been incurred, and the assets of the Plan equal or exceed the aggregate present value of the benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan, computed on a "plan termination basis" based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC;

                           (viii) None of the Plans nor any trust created
thereunder or with respect thereto has engaged in any "prohibited transaction" or "party-in-interest transaction" as such terms are defined in Section 4975 of the Code and Section 406 of ERISA which could subject any Plan, the Shareholder or any officer, director or employee thereof to a tax or penalty on prohibited transactions or party-in-interest transactions pursuant to Section 4975 of the Code or Section 502(i) of ERISA;

                           (ix) There is no matter pending (other than routine
qualification determination filings) with respect to any of the Plans or Benefit Programs or Agreements before the Internal Revenue Service, the Department of Labor or the PBGC;

                           (x) Each trust funding a Plan, which trust is
intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favorable determination letter from the Internal Revenue Service regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such exempt status.

                           (xi) The Company does not have any obligation to
provide health benefits to former employees, except as specifically required by law;

                           (xii) Neither the execution and delivery of this
Agreement nor the consummation of any or all of the transactions contemplated hereby will: (A) entitle any current or former employee of the Company to severance pay, unemployment compensation or any similar payment, (B) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee, or (C) directly or indirectly result in any payment made to or on behalf of any person to constitute a "parachute payment" within the meaning of Section 280G of the Code;

                           (xiii) The Company has not incurred any liability or
taken any action, and no action or event has occurred that could cause the Company to incur any liability (A) under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA that is not a Plan, or (B) to any Multiemployer Plan, including without limitation an account of a partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA.

                           (xiv) Since January 1, 1997, there have not been any
(i) work stoppages, labor disputes or other significant controversies between the Company and its employees, (ii) labor union grievances or organizational efforts, or (iii) unfair labor practice or labor arbitration proceedings pending or threatened.

                  (d) Except as set forth in Schedule 3.7(a), the Company is not a party to any agreement, and has not established any policy or practice, requiring the Company to make a payment or provide any other form or compensation or benefit to any person performing services for the Company upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

                  (e) Schedule 3.7(e) sets forth by number and employment classification the approximate numbers of employees employed by the Company as of the date of this Agreement, and, except as set forth therein, none of said employees are subject to union or collective bargaining agreements with the Company.

                  (f) Neither the Buyer nor any of its Affiliates shall have any liability or obligations under or with respect to the Workers Adjustment Retraining Notification Act in connection with any of the transactions contemplated in connection herewith.

         3.8 Financial Statements; Liabilities; Accounts Receivable.

                  (a) The Company has delivered to Buyer true and complete copies of Financial Statements with respect to the Company and its business as of and for the years ended December 31, 1999 and 2000 and the three months ended March 31, 2001 (the "Financial Statements"), and said Financial Statements are attached hereto as Schedule 3.8(a). All of such Financial Statements present fairly the financial condition and results of operations of the Company for the dates or periods indicated thereon. All of such Financial Statements have been prepared in accordance with GAAP on a consistent basis throughout the periods indicated.

                  (b) Except for (i) the liabilities reflected on the Company's March 31, 2001 balance sheet included with the Financial Statements attached as
Schedule 3.8(a), (ii) trade payables and accrued expenses incurred since March 31, 2001 (the "Balance Sheet Date") in the ordinary course of business, (iii) executory contract obligations, and (iv) the liabilities set forth in Schedule 3.10(b) attached hereto, the Company does not have any liabilities or obligations (whether accrued, absolute, contingent, known, unknown or otherwise, and whether or not of a nature required to be reflected or reserved against in a balance sheet in accordance with GAAP).

                  (c) Except as otherwise set forth in Schedule 3.8(c), the accounts receivable reflected on the March 31, 2001 balance sheet included in the Financial Statements referenced in Section 3.8(a) and all of the Company's accounts receivable arising since the Balance Sheet Date arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered and performed to the account obligors, and no further filings (with governmental agencies, insurers or others) are required to be made, no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle the Company to collect the accounts receivable in full. Except as set forth in Schedule 3.8(c), no such account has been assigned or pledged to any other person, firm or corporation, and, except only to the extent fully reserved against as set forth in the March 31, 2001 balance sheet included in such Financial Statements, no defense or set-off to any such account has been asserted by the account obligor or exists.

         3.9 Absence of Certain Changes.

                  (a) Except as otherwise set forth in Schedule 3.9(a) attached hereto, since April 1, 2001, there has not been:

                           (i) any event, circumstance or change that had or
might have a material adverse effect on the business, operations, prospects, Properties, financial condition or working capital of the Company;

                           (ii) any damage, destruction or loss (whether or not
covered by insurance) that had or might have a material adverse effect on the business, operations, prospects, Properties or financial condition of the Company; or

                           (iii) any material adverse change in the Company's
sales patterns, pricing policies, accounts receivable or accounts payable.

                  (b) Except as otherwise set forth in Schedule 3.9(b) attached hereto, since April 1, 2001, the Company has not done any of the following:

                           (i) merged into or with or consolidated with, any
other corporation or acquired the business or assets of any Person;

                           (ii) purchased any securities of any Person;

                           (iii) created, incurred, assumed, guaranteed or
otherwise become liable or obligated with respect to any indebtedness, or made any loan or advance to, or any investment in, any person, except in each case in the ordinary course of business;

                           (iv) made any change in any existing election, or
made any new election, with respect to any tax law in any jurisdiction which election could have an effect on the tax treatment of the Company or the Company's business operations;

                           (v) entered into, amended or terminated any material
agreement;

                           (vi) sold, transferred, leased, mortgaged, encumbered
or otherwise disposed of, or agreed to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except (i) in the ordinary course of business, or (ii) pursuant to any agreement specified in Schedule 3.11;

                           (vii) settled any claim outside the ordinary course
of business or litigation, or filed any motions, orders, briefs or settlement agreements in any proceeding before any Governmental Authority or any arbitrator;

                           (viii) incurred or approved, or entered into any
agreement or commitment to make, any expenditures in excess of $10,000 (other than those required pursuant to any agreement specified in Schedule 3.11);

                           (ix) maintained its books of account other than in
the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or made any change in any of its accounting methods or practices that would be required to be disclosed under generally accepted accounting principles;

                           (x) adopted any Plan or Benefit Program or Agreement,
or granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any bonus, profit-sharing or other plan or commitment), other than merit increases to non-officer employees in the ordinary course of business and consistent with past practice;

                           (xi) suffered any extraordinary losses or waived any
rights of material value;

                           (xii) made any payment (including any dividends or
distributions with respect to the Company's capital Asset) to the Shareholder or forgiven any indebtedness due or owing from the Shareholder to the Company;

                           (xiii) (A) except in the ordinary course of business,
liquidated Inventory or accepted product returns, (B) accelerated receivables,
(C) delayed payables, or (D) changed in any material respect the Company's practices in connection with the payment of payables and/or the collection of receivables;

                           (xiv) engaged in any one or more activities or
transactions with an Affiliate or outside the ordinary course of business;

                           (xv) declared, set aside or paid any dividends, or
made any distributions or other payments in respect of its equity securities, or repurchased, redeemed or otherwise acquired any such securities;

                           (xvi) amended its charter or bylaws;

                           (xvii) issued any capital Asset or other securities,
or granted, or entered into any agreement to grant, any options, convertible rights, other rights, warrants, calls or agreements relating to its capital Asset; or

                           (xviii) committed to do any of the foregoing.

         3.10 Regulatory Matters. The Company is duly registered, qualified to do business and in good standing as a broker-dealer with the Securities and Exchange Commission (the "SEC"), is duly registered as an investment adviser with the State of Georgia under the Georgia Uniform Securities Act as required under the Investment Advisers Act of 1940 (the "Investment Advisers Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), the New York Asset Exchange (the "NYSE"), the American Asset Exchange, Inc. (the "AMEX"), the Pacific Asset Exchange (the "PSE") and the Chicago Asset Exchange (the "CSE").

         3.11 Compliance with Laws. Except as otherwise set forth in Schedule 3.11(1), the Company is and has been in compliance in all respects with any and all Legal Requirements applicable to the Company, other than failures to so comply that would not have an adverse effect on the business, operations, prospects, Properties or financial condition of the Company. Except as otherwise set forth in Schedule 3.11(2), the Company (x) has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any Governmental Authority or any other written notice that would indicate that there is not currently compliance with all such Legal Requirements, except for failures to so comply that would not have an adverse effect on the business, operations, prospects, Properties or financial condition of the Company, and (y) is not in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any Legal Requirement or Permit applicable to the Company. Without limiting the generality of the foregoing, the Company has not received notice of and there is no basis for, any claim, action, suit, investigation or proceeding that might result in a finding that the Company is not or has not been in compliance with Legal Requirements relating to (a) the development, testing, manufacture, packaging, distribution and marketing of products, (b) employment, safety and health, and (c) environmental protection, building, zoning and land use.

         3.12 Litigation. Except as otherwise set forth in Schedule 3.12, there are no claims, actions, suits, investigations or proceedings against the Company pending or, to the Knowledge of the Company, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that might have an adverse effect (whether covered by insurance or not) on the business, operations, prospects, Properties or financial condition of the Company and there is no basis for any such claim, action, suit, investigation or proceeding.
Schedule 3.12 also includes a true and correct listing of all material actions, suits, investigations, claims or proceedings that were pending, settled or adjudicated since January 1, 1996.

         3.13 Ownership of Company Properties.

                  (a) Except as provided under the provisions of the agreements described in Schedule 3.13(a), the Company has and will have as of the Closing Date legal and beneficial ownership of its Properties, free and clear of any and all liens, mortgages, pledges, adverse claims, encumbrances or other restrictions or limitations whatsoever ("Liens").

                  (b) Schedule 3.13(b)(1) sets for a list of all real property or any interest therein (including without limitation any option or other right or obligation to purchase any real property or any interest therein) currently owned, or ever owned, by the Company, in each case setting forth the street address or legal description of each property covered thereby (the "Owned Premises"). Schedule 3.13(b)(2) sets forth a list of all leases, licenses or similar agreements relating to the Company's use or occupancy of real estate owned by a third party ("Leases"), true and correct copies of which have previously been furnished to Buyer, in each case setting forth (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Leases, and (ii) the street address or legal description of each property covered thereby (the "Leased Premises"). The Leases are in full force and effect and have not been amended, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. With respect to each such Owned Premises and Leased Premises, as applicable: (i) the Company has a valid ownership interest in the Owned Premises and a valid leasehold interest in the Leased Premises, free and clear of any Liens, covenants and easements or title defects that have had or could have an adverse effect on the Company's use and occupancy of the Owned Premises and the Leased Premises; (ii) the portions of the buildings located on the Owned Premises and the Leased Premises that are used in the business of the Company are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Company's current and reasonably anticipated normal business activities as conducted thereat; (iii) each of the Owned Premises and the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current transportation requirements of the business presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities conducted at such parcel; and (iv) the Company has not received notice of (a) any condemnation, eminent domain or similar proceeding affecting any portion of the Owned Premises or the Leased Premises or any access thereto, and, to the Knowledge of the Company or the Shareholder, no such proceedings are contemplated, or (b) any special assessment which may affect any of the Owned Premises or the Leased Premises.

                  (c) Set forth on Schedule 3.13(c) is a list and description of all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, Used, licensed or controlled by the Company and all goodwill associated therewith. The Company owns or has the right to use and shall as of the Closing Date own or have the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, tradenames, software, formulae, methods, processes and other intangible properties that are necessary or customarily Used by the Company for the ownership, management or operation of its business and Properties ("Intangible Rights") including, but not limited to, the Intangible Rights listed on Schedule 3.13(c). Except as set forth on
Schedule 3.13(c): (i) the Company is the sole and exclusive owner of all right, title and interest in and to all of the Intangible Rights, and has the exclusive right to use and license the same, free and clear of any claim or conflict with the Intangible Rights of others; (ii) no royalties, honorariums or fees are payable by the Company to any person by reason of the ownership or use of any of the Intangible Rights; (iii) there have been no claims made against the Company asserting the invalidity, abuse, misuse, or unenforceability of any of the Intangible Rights and no grounds for any such claims exist; (iv) the Company has not made any claim of any violation or infringement by others of any of its Intangible Rights or interests therein and, to the Knowledge of the Company, no grounds for any such claims exist; (v) the Company has not received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights, and neither the use of the Intangible Rights nor the operation of the Company's businesses is infringing or has infringed upon any intellectual property rights of others;
(vi) the Intangible Rights are sufficient and include all intellectual property rights necessary for the Company to lawfully conduct its business as presently being conducted; (vii) no interest in any of the Company's Intangible Rights has been assigned, transferred, licensed or sublicensed by the Company to any person other than the Buyer pursuant to this Agreement; (viii) to the extent that any item constituting part of the Intangible Rights has been registered with, filed in or issued by, any Governmental Authority, such registrations, filings or issuances are listed on Schedule 3.13(c) and were duly made and remain in full force and effect; and (ix) to the Knowledge of the Company, there has not been any act or failure to act by the Company or any of its directors, officers, employees, attorneys or agents during the prosecution or registration of, or any other proceeding relating to, any of the Intangible Rights or of any other fact which could render invalid or unenforceable, or negate the right to issuance of any of the Intangible Rights. To the extent any of the Intangible Rights constitutes proprietary or confidential information, the Company has adequately safeguarded such information from disclosure. All of the Intangible Rights are assignable to the Buyer without alteration or impairment.

                  (d) Set forth on Schedule 3.13(d) is a list of all authorizations, consents, approvals, franchises, licenses and permits required by any Person (other than a Governmental Authority) for the operation of the business of the Company as presently operated (the "Other Person Authorizations"). All of the Other Person Authorizations have been duly issued or obtained and are in full force and effect, and the Company is in compliance with the terms of all the Other Person Authorizations. Neither the Company nor the Shareholder has any knowledge of any facts which could be expected to cause them to believe that the Other Person Authorizations will not be renewed by the appropriate Person in the ordinary course. Each of the Other Person Authorizations may be assigned and transferred to the Buyer in accordance with this Agreement and will continue in full force and effect thereafter, in each case without (i) the occurrence of any breach, default or forfeiture of rights thereunder, or (ii) the consent, approval, or act of, or the making of any filings with, any Person.

         3.14 No Other Agreements. Neither the Company nor Shareholder has any legal obligation, absolute or contingent, to any other person or firm to all or substantially all the assets of the Company or to effect any merger or consolidation of the Company.

         3.16 Insurance. Schedule 3.16 hereto is a complete and correct list of all insurance policies presently in effect that relate to the Company or its Properties, all of which have been in full force and effect from and after the date(s) set forth on Schedule 3.16. Such policies are sufficient for compliance by the Company with all applicable Legal Requirements and all material Contracts. None of the insurance carriers has indicated to the Company an intention to cancel any such policy. The Company has no claim pending or anticipated against any of the insurance carriers under any of such policies and, to the Knowledge of the Company, there has been no actual or alleged occurrence of any kind which could reasonably be expected to give rise to any such claim.

         3.17 Intangible Rights. Set forth on Schedule 3.17 is a list and description of all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, Used, licensed or controlled by the Company and all goodwill associated therewith. The Company owns or has the right to use and shall as of the Closing Date own or have the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, tradenames, software, formulae, methods, processes and other intangible properties that are necessary or customarily Used by the Company for the ownership, management or operation of its Properties and the conduct of the Business ("Intangible Rights") including, but not limited to, the Intangible Rights listed on Schedule 3.17. Except as set forth on Schedule 3.17, (i) the Company is the sole and exclusive owner of all right, title and interest in and to all of the Intangible Rights, and has the exclusive right to use and license the same, free and clear of any claim or conflict with the Intangible Rights of others; (ii) no royalties, honorariums or fees are payable by the Company to any person by reason of the ownership or use of any of the Intangible Rights; (iii) no grounds exist for asserting the invalidity, abuse, misuse, or unenforceability of any of the Intangible Rights and there have been no claims made, nor, to the knowledge of the Company, threatened against the Company asserting any such circumstances; (iv) the Company has not made any claim of any violation or infringement by others of any of its Intangible Rights or interests therein and, to the Knowledge of the Company, no grounds for any such claims exist; (v) the Company has not received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights, and neither the use of the Intangible Rights nor the operation of the Company's businesses is infringing or has infringed upon any intellectual property rights of others; (vi) the Intangible Rights are sufficient and include all intellectual property rights necessary for the Company to lawfully conduct its business as presently being conducted; (vii) no interest in any of the Company's Intangible Rights has been assigned, transferred, licensed or sublicensed by the Company to any person other than the Buyer pursuant to this Agreement; (viii) to the extent that any item constituting part of the Intangible Rights has been registered with, filed in or issued by, any Governmental Authority, such registrations, filings or issuances are listed on Schedule 3.17 and were duly made and remain in full force and effect; (ix) to the Knowledge of the Company, there has not been any act or failure to act by the Company or any of its directors, officers, employees, attorneys or agents during the prosecution or registration of, or any other proceeding relating to, any of the Intangible Rights or of any other fact which could render invalid or unenforceable, or negate the right to issuance of any of the Intangible Rights; (x) to the extent any of the Intangible Rights constitutes proprietary or confidential information, the Company has adequately safeguarded such information from disclosure; and (xi) all of the Company's current Intangible Rights will remain in full force and effect following the Closing without alteration or impairment.

         3.18 Equipment and Other Tangible Property. Except as otherwise set forth on Schedule 3.18, the Company's equipment, furniture, machinery, vehicles, structures, fixtures and other tangible property included in the Properties (the "Tangible Company Properties"), other than Inventory, is suitable for the purposes for which intended and in good operating condition and repair consistent with normal industry standards, except for ordinary wear and tear, and except for such Tangible Company Properties as shall have been taken out of service on a temporary basis for repairs or replacement consistent with the Company's prior practices and normal industry standards.

         3.19 Banks. Schedule 3.19 sets forth (i) the name of each bank, trust company or other financial institution and Asset or other broker with which the Company has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box or vault, and (iv) the names of all persons authorized by proxies, powers of attorney or other like instrument to act on behalf of the Company in matters concerning any of its business or affairs. Except as otherwise set forth in Schedule 3.19, no such proxies, powers of attorney or other like instruments are irrevocable.

         3.20 Absence of Certain Business Practices. Neither the Company, the Shareholder nor any other Affiliate or agent of the Company, or any other person acting on behalf of or associated with the Company, acting alone or together, has: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign) or other person; or (b) directly or indirectly, given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign), or other person who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (i) may subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had an adverse effect on the assets, business, operations or prospects of the Company, or (iii) if not continued in the future, may adversely affect the assets, business, operations or prospects of the Company.

         3.21 Transactions With Affiliates. Except as set forth on Schedule 3.21 and except for normal advances to employees consistent with past practices, payment of compensation for employment to employees consistent with past practices, and participation in scheduled Plans or Benefit Programs and Agreements by employees, the Company has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting or similar agreement with, or engaged in any other significant transaction with the Shareholder or any other officer, director or shareholder of the Company or any of their respective Affiliates. Except as set forth on Schedule 3.21, neither the Shareholder nor other Affiliate of the Company is indebted to the Company for money borrowed or other loans or advances, and the Company is not indebted to any such Affiliate.

         3.22 Other Information. The information furnished by the Shareholder and the Company to Buyer pursuant to this Agreement (including, without limitation, information contained in the exhibits hereto, the Schedules identified herein, the instruments referred to in such Schedules and the certificates and other documents to be executed or delivered pursuant hereto by the Shareholder and/or the Company at or prior to the Closing) is not, nor at the Closing will be, false or misleading in any material respect, or contains, or at the Closing will contain, any misstatement of material fact, or omits, or at the Closing will omit, to state any material fact required to be stated in order to make the statements therein not misleading.

              ARTICLE IV. - REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to the Shareholder that:

         4.1 Corporate Existence and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; has the corporate power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted; and is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions where the character of its properties or the nature of its business requires it to be so qualified.

         4.2 Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by Buyer and Buyer has all requisite corporate power and legal capacity to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered by Buyer in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. The execution and delivery of this Agreement and the Collateral Agreements and the performance of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all corporate action necessary on behalf of Buyer. This Agreement and each Collateral Agreement to which Buyer is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

         4.3 No Default or Consents. The execution and delivery of this Agreement and the carrying out of the transactions contemplated hereby will not:

                  (i) violate or conflict with any of the terms, conditions or provisions of Buyer's Articles of Incorporation or bylaws;

                  (ii) violate any Legal Requirements applicable to Buyer;

                  (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or Permit applicable to Buyer;

                  (iv) require Buyer to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority.

         4.4 No Proceedings. No suit, action or other proceeding is pending or, to Buyer's knowledge, threatened before any Governmental Authority seeking to restrain Buyer or prohibit its entry into this Agreement or prohibit the Closing, or seeking Damages against Buyer or its properties as a result of the consummation of this Agreement.

         4.5 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, except for approval pursuant to the regulations of the National Association of Security Dealers, Inc., or any other person or entity is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         4.6 No Liens on Shares of Empire Financial Holding Company Stock. The shares of Empire Stock to be issued to the either upon conversion of the Note or pursuant to the terms of this Agreement will be free and clear of any liens, restrictions, security interests, claims, rights of another, or encumbrances of any kind whatsoever; none of such shares will be subject to any outstanding options, warrants, calls, or similar rights of any other person to acquire the same; none of such shares are subject to any restrictions on transfer thereof; and Buyer has the full power and authority to convey, and will convey to Shareholder, good and marketable title to such shares of Empire Stock, free and clear of all such liens, restrictions, security interests, claims, rights of another or encumbrances of any kind whatsoever.

                    ARTICLE V. - OBLIGATIONS PRIOR TO CLOSING

         From the date of this Agreement through the Closing:

         5.1 Maintenance of Business Prior to Closing. Prior to the Closing, and in furtherance of the transactions contemplated hereby, the Company shall, and the Shareholder shall cause the Company to, use its commercially reasonable efforts to continue to carry on the business of the Company in the ordinary course and substantially in accordance with past practice and will not take any action inconsistent therewith or with the consummation of the Closing or with the performance of the obligations of the Company hereunder. The Shareholder shall cause the Company, and the Company shall, not to engage in any new line of business or enter into any new Contract, transaction or activity or make any commitment, except in the ordinary course of business consistent with past practice. The Shareholder shall cause the Company to, and the Company shall, use its commercially reasonable efforts to preserve intact its business organization, to keep available the services of its current officers, employees, registered representative and consultants, and to preserve its present relationships with customers, suppliers and other Persons with which it has business relations.

         5.2 Certain Prohibited Transactions. Prior to the Closing, the Shareholder shall not, without the prior written consent of Buyer, cause or permit the Company to, and the Company shall not:

                  (a) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm or corporation, except in the ordinary course of business and consistent with past practice;

                  (b) pay or incur any obligation to pay any dividend on the Shares or make or incur any obligation to make any distribution or redemption with respect to the Shares;

                  (c) make any change to the Articles of Incorporation or By-laws of the Company or institute any action or proceeding to dissolve the Company;

                  (d) mortgage, pledge or otherwise encumber any of the properties or assets of the Company or sell, transfer or otherwise dispose of any of the properties or assets of the Company or cancel, release or assign any indebtedness owed to the Company or any claims held by the Company;

                  (e) make any investment of a capital nature either by purchase of Asset or securities, contribution to capital, loan, property transfer or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm or corporation, except in the ordinary course of business and consistent with past practice;

                  (f) enter into or terminate any material contract or agreement, or make any material change in any of its Contracts, except for customer contracts entered into in the ordinary course of business, consistent with prior practice;

                  (g) (i) except as disclosed in the Disclosure Schedule, increase the compensation payable or to become payable to the officers, directors or employees of the Company; (ii) change the employment conditions of any employee of the Company; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of the directors, officers or employees of the Company; or (iv) establish, adopt, enter into or amend any bonus, profit sharing, trust, compensation, Asset option, restricted Asset, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees of the Company or take any action to accelerate any rights or benefits thereunder;

                  (h) (i) change any accounting policies or procedures of the Company or make any change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in GAAP; or (ii) make any Tax election;

                  (i) increase or decrease prices charged to the clients of the Company, other than in the ordinary course of business consistent with past practice, or fail to use all commercially reasonable efforts to enforce any Contract or other agreement with any customer or supplier, collect its accounts receivable, or pay its accounts payable, in each case in the ordinary course of business consistent with past practice;

                  (j) enter into any Contract or transaction with any directors, officers or employees of the Company or any entity in which any such director, officer, or employees has a direct or indirect interest, whether or not in the ordinary course of business; or

                  (k) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would cause any representation, warranty, covenant or agreement of Shareholder in this Agreement to be or to become untrue.

         5.3 Notification of Certain Matters. The Shareholder and the Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Shareholder and the Company, of (i) the occurrence, or failure to occur, of any event known to such party, which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect from the date hereof to the Closing Date, and
(ii) any material failure of the Company, the Shareholder or the Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Each party shall use its commercially reasonable efforts to remedy any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         5.4 Access to Information. From the date hereof through the Closing Date, the Shareholder shall cause the Company to and the Company shall, give Buyer and its Representatives full and reasonable access to further information with respect to the Business, its business records and activities, during normal business hours for the purpose of completing its business and financial review of the Business, and the Buyer will maintain the confidentiality of any such information.

         5.5 Reasonable Efforts; Cooperation; Further Assurances. Each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, (i) cooperating with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, statute, rule or regulation;
(ii) using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Government Entity or other Persons (including parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby), (iii) making on a prompt and timely basis (but no later than two Business Days after the execution of this Agreement) all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby, (iv) defending all Legal Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining Order or other Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (v) executing and delivering such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.6 No Conduct Inconsistent with this Agreement. From the date hereof until the Closing Date, or earlier termination of this Agreement as provided herein, the Shareholder shall not authorize or permit the Company to, and the Company shall not, directly or indirectly: (i) solicit, initiate, encourage the initiation or submission by others of any Acquisition Proposal; (ii) enter into or participate in discussions or negotiations with, respond to solicitations relating to, furnish to any Person any information with respect to, or take any other action to encourage or facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; or (iii) enter into any contract, agreement or commitment (whether or not binding) with respect to any Acquisition Proposal. For purposes of this Agreement, the term "Acquisition Proposal" means any proposal with respect to a merger, consolidation, share exchange, strategic alliance, business combination or other similar transaction (including, but not limited to, any transaction in which a third party could become the direct or indirect beneficial owner of the Shares) involving the Shareholder or the Company, or any purchase of all or any significant portion of the assets of the Company. The Shareholder and the Company shall promptly advise Buyer orally and in writing of
(i) the receipt by it (or any of the Persons referred to above) after the date hereof of any Acquisition Proposal, or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, (ii) the material terms and conditions of any such Acquisition Proposal or inquiry and (iii) the identity of the Person making any such Acquisition Proposal or inquiry. The Shareholder and the Company shall (i) keep Buyer fully informed of the status, including any change to the details of any such Acquisition Proposal or inquiry and (ii) provide to Buyer promptly after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Shareholder or the Company from any third party in connection with any Acquisition Proposal.

  ARTICLE VI. - CONDITIONS TO COMPANY'S, SHAREHOLDER'S AND BUYER'S OBLIGATIONS

         6.1 Conditions to Obligations of the Company and the Shareholder. The obligations of the Company and the Shareholder to carry out the transactions contemplated by this Agreement are subject, at the option of the Company and the Shareholder, to the satisfaction or waiver of the following conditions:

                  (a) Buyer shall have furnished the Company and the Shareholder with a certified copy of all necessary corporate action on its behalf approving its execution, delivery and performance of this Agreement.

                  (b) All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and Buyer shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

                  (c) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of the Company or the Shareholder) shall be pending or threatened before any Governmental Authority seeking to restrain the Company or prohibit the Closing or seeking Damages against the Company as a result of the consummation of this Agreement.

         6.2 Conditions to Obligations of Buyer. The obligations of Buyer to carry out the transactions contemplated by this Agreement are subject, at the option of Buyer, to the satisfaction, or waiver by Buyer, of the following conditions:

                  (a) All representations and warranties of the Company and the Shareholder contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and the Company and the Shareholder shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by it at or prior to the Closing.

                  (b) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of Buyer) shall be pending or threatened before any court or governmental agency seeking to restrain Buyer or prohibit the Closing or seeking Damages against Buyer or the Company or its Properties as a result of the consummation of this Agreement.

                  (c) Except for matters disclosed in Schedule 3.8(a) or 3.8(b) attached hereto, since April 1, 2001 and up to and including the Closing, there shall not have been any event, circumstance, change or effect that, individually or in the aggregate, had or might have a material adverse effect on the Company's business, operations, prospects, Properties or financial condition.

                  (d) Each of the Company and the Shareholder shall have furnished Buyer with a certified copy of all necessary corporate action on its behalf approving the Company's and the Shareholder's, as the case may be, execution, delivery and performance of this Agreement.

                  (e) All agreements, commitments and understandings between the Company and the Shareholder (or any Affiliate thereof) shall have been terminated in all respects on terms satisfactory to Buyer, and all obligations, claims or entitlements thereunder shall be unconditionally waived and released by the Shareholder and/or such Affiliates, as applicable, and written evidence thereof satisfactory in form and substance to Buyer shall have been delivered to Buyer.

                  (f) All proceedings to be taken by the Company and the Shareholder in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Buyer and its counsel, and Buyer and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

                  (g) Buyer shall have received written evidence, in form and substance satisfactory to Buyer, of the consent to the transactions contemplated by this Agreement of all governmental, quasi-governmental and private third parties (including, without limitation, persons or other entities leasing real or personal property to the Company) where the absence of any such consent would result in a violation of law or a breach or default under any agreement to which the Company is subject.

                  (h) No proceeding in which the Shareholder or the Company shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such person under any United States or state bankruptcy or insolvency law.

                  (i) The Buyer shall be reasonably satisfied with the results of its due diligence review of the Company, its Assets, liabilities, regulatory compliance, financial and business records, business activities and customer and broker relationships.

                     ARTICLE VII. - POST-CLOSING OBLIGATIONS

         7.1 Further Assurances. Following the Closing, the Company, the Shareholder and the Buyer shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

         7.2 Publicity. None of the parties hereto shall issue or make, or cause to have issued or made, any public release or announcement concerning this Agreement or the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by each of the other parties, except as required by law or by the rules of the New York Asset Exchange, the National Association of Securities Dealers or the United States Securities and Exchange Commission (in which case, so far as possible, there shall be consultation among the parties prior to such announcement), and the parties shall endeavor jointly to agree on the text of any announcement or circular so approved or required.

         7.3 Post-Closing Indemnity by the Company and the Shareholder. Subject to the provisions of Section 9.2, from and after the Closing, each of the Company and the Shareholder shall jointly and severally indemnify and hold harmless Buyer and its Affiliates, directors, officers and employees from and against any and all Damages arising out of, resulting from or in any way related to (i) a breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements made by the Shareholder and/or the Company in this Agreement or in any document or certificate delivered by the Shareholder and/or the Company at the Closing pursuant hereto, and/or
(ii) the Excluded Liabilities and Obligations. Any payment made to Buyer by Shareholder pursuant to the indemnification obligations under this Section 7.3 shall constitute a reduction in the Purchase Price hereunder.

         7.4 Name; Proprietary Information

         Shareholder acknowledges and agrees that it shall not retain after the Closing any right or interest in or to or license to use the name "Centennial Capital Management, Inc." (the "Company Name") or any derivation of the Company Name ; any logo, symbol, service mark, trademark, tradestyle, slogan or similar intellectual property used in the Business (the "Company Marks"); or any proprietary information, marketing materials, software, documents, signage, or client lists of the Business (the "Company Proprietary Property"). From and after the Closing Date neither the Company, the Shareholder nor any of their respective Affiliates shall use the Company Name, Company Marks or Company Proprietary Property in any manner in connection with the operation of their respective businesses.

         7.5 Non-Competition.


                  (a) General. In consideration of the payment of the Purchase Price, and in order to induce the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Shareholder hereby covenant and agree as follows:

                           (i) The Company and the Shareholder, without the
prior written consent of Buyer, shall not for a period of five years from and after the Closing Date, directly or indirectly, for itself or for any other person, firm, corporation, partnership, association or other entity, employ or attempt to employ any employee of the Company or Buyer or any of Buyer's Affiliates as of the Closing Date until at least 24 months after the date such employee was not employed by the Company, Buyer or any of its Affiliates.

                           (ii) The Shareholder, without the prior written
consent of the Buyer, shall not solicit any client of the Company that existed as of the Closing Date or within five years prior to the Closing Date. Notwithstanding the foregoing, the Shareholder may solicit clients who are retail brokerage customers of the Company as part of the Shareholder's general advertising and customer solicitation efforts, so long as such efforts are not directly targeted at such clients and so long as Seller does not directly or indirectly use any client lists.

                           (iii) The Company and the Shareholder, without the
prior written consent of the Buyer, shall not for a period of seven years from and after the Closing Date (A) directly or indirectly acquire or own in any manner any interest in any person, firm, partnership, corporation, association or other entity which is a registered broker-dealer or investment advisor or other financial services, anywhere in the United States (the "Territory"), (B) be employed by or serve as an employee, agent, officer, director of, or as a consultant to, any person, firm, partnership, corporation, association or other entity which provides brokerage services, investment advisor services or other financial services within the Territory. The ownership or control of up to five percent of the outstanding voting securities or securities of any class of a company with a class of securities registered under the Securities Exchange Act of 1934, as amended, shall not be deemed a violation of this Section 7.5.

                  (b) Nondisclosure. The Company and the Shareholder shall not at any time, disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity, any confidential information relating to the Company or to the Buyer, its subsidiaries or Affiliates, or any information concerning their respective financial condition, customers, sources of leads and methods of obtaining new business or the methods generally of doing and operating their respective businesses, except to the extent that such information is a matter of public knowledge or is required to be disclosed by law of judicial or administrative process.

                  (c) Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach or violation by the Company or the Shareholder of any or all of the covenants and agreements contained in this Agreement may cause irreparable harm and damage to Buyer in a monetary amount which may be virtually impossible to ascertain. As a result, the Company and the Shareholder recognize and hereby acknowledge that Buyer shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any breach or violation of any or all of the covenants and agreements contained in this Agreement by the Company or the Shareholder and/or their associates, Affiliates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Buyer may possess hereunder, at law or in equity. Nothing contained in this Section 7.5 shall be construed to prevent Buyer from seeking and recovering from the Company or the Shareholder damages sustained by it as a result of any breach or violation by the Company or the Shareholder of any of the covenants or agreements contained herein.

         7.6 Assignment of Contracts. At the option of Buyer, and notwithstanding anything in this Agreement to the contrary, neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall constitute an assignment of any claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement, purchase order or purchase commitment if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if any attempt at an assignment thereof would be ineffective or would affect the rights of the Company thereunder so that Buyer would not in fact receive all such rights, the Company and the Shareholder shall cooperate with Buyer to the extent necessary to provide for Buyer the benefits under such claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement, purchase order or purchase commitment, including enforcement for the benefit of Buyer of any and all rights of the Company against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

         7.7 Employee Matters. The Buyer shall have the right, at its sole discretion, to offer to hire any employee of the Company as of the Closing Date, and, the Company agrees to terminate any such employee. Buyer shall have no obligation in respect of, and assume no responsibility for, accrued employment benefits of any kind claimed to belong or belonging to any employee of the Company, including but not limited to pension or retirement benefits, stock, profit sharing, bonus or other incentive compensation plans, vacation pay, severance pay and benefits, payroll withholding, medical or dental plans or insurance plans and the Company shall remain liable for all such accrued employment benefits.


                           ARTICLE VIII. - TAX MATTERS

         8.1 Representations and Obligations Regarding Taxes. The Company and the Shareholder jointly and severally represent and warrant to and agree with the Buyer as follows:

                  (a) Except as set forth in Schedule 8.1(a), (i) all returns and reports, including without limitation, information and withholding returns and reports ("Tax Returns") of or relating to any foreign, federal, state or local tax assessment or other governmental charge (all herein referred to collectively as "Taxes" or singularly as a "Tax") that are required to be filed on or before the Closing Date by or with respect to the income, business, operations or property of the Company have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in such Tax Returns have been so included, (iii) all information provided in such Tax Returns is true, correct and complete, (iv) all Taxes that have become due with respect to the taxable years covered by such Tax Returns have been timely paid in full, (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax, and (vi) all withholding Tax requirements imposed on the Shareholder for all taxable periods through the close of business on the Closing Date have been satisfied in full in all respects.

                  (b) There is no claim against the Company with respect to any Taxes and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Company, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Schedule 8.1(b).

                  (c) Except as set forth in Schedule 8.1(c), there is not in force any extension of time with respect to the date on which any Tax Return of or with respect to the Company is due to be or have been filed, or any waivers or agreements by or with respect to the Company of or for any extension of time for the assessment or payment of any Tax.

                  (d) The total amounts set up as liabilities for Taxes in the Financial Statements are sufficient to cover the payment of all Taxes, including any penalties or interest thereon and whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due with respect to the conduct of the business of the Company for the taxable periods covered thereby.

                  (e) The Company and the Shareholder shall grant to Buyer or its designees access at all reasonable times to all of its books and records (including tax workpapers and returns and correspondence with tax authorities), including the right to take extracts therefrom and make copies thereof, to the extent such books and records relate to taxable periods ending on or prior to or that include the Closing Date. Buyer shall (i) grant to the Shareholder access at all reasonable times to all of its books and records (including tax workpapers and returns and correspondence with tax authorities) insofar as they relate to the operations of the Company, including the right to take extracts therefrom and make copies thereof, to the extent that such books and records relate to taxable periods ending on or prior to or that include the Closing Date, and (ii) otherwise cooperate with the Shareholder in connection with any audit of Taxes that relate to the business of the Company prior to Closing.

         8.2 Indemnification for Taxes.

                  (a) The Company and the Shareholder hereby jointly and severally agree to indemnify Buyer and its Affiliates (each herein sometimes referred to as an "Indemnified Taxpayer") against, and agree to protect, save and hold harmless each Indemnified Taxpayer from, any and all claims, damages, deficiencies, losses (including Taxes, interest and penalties) and all expenses, including attorneys' and accountants' fees and disbursements (all herein referred to as "Losses") resulting from:

                           (i) A claim by any taxing authority for (A) any Taxes
of the Company allocable to any period ending on or prior to the Closing Date, and (B) any Taxes of Company or any corporation that is or was a member of an affiliated group of corporations of which the Company was or is a member;

                           (ii) A claim by any taxing authority for any Taxes
arising from or occasioned by the sale of the Company's capital Asset pursuant to this Agreement; or

                           (iii) Any misrepresentation or breach of any
representation, warranty or obligation set forth in this Article VIII.

                  (b) Subject to the resolution of any Tax contest pursuant to
Section 8.2(c), upon notice from Buyer to the Shareholder that an Indemnified Taxpayer is entitled to an indemnification payment for a Loss pursuant to
Section 8.2(a), the Shareholder shall thereupon pay to the Indemnified Taxpayer an amount that, net of any Taxes imposed on the Indemnified Taxpayer with respect to such payment, will indemnify and hold the Indemnified Taxpayer harmless from such Loss.

                  (c) (i) If a claim shall be made by any taxing authority that, if successful, would result in the indemnification of an Indemnified Taxpayer, the Indemnified Taxpayer shall promptly notify the Shareholder in writing of such fact; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Taxpayer except to the extent the rights of the indemnifying party are actually prejudiced.

                           (ii) The Indemnified Taxpayer shall take such action
in connection with contesting such claim as the Shareholder shall reasonably request in writing from time to time; provided that (A) within 30 days (or such earlier date that any payment of Taxes is due by the Indemnified Taxpayer) after the notice described in (i) above has been delivered, the Shareholder request that such claim be contested, (B) the Shareholder shall have agreed to pay to the Indemnified Taxpayer on demand all costs and expenses that the Indemnified Taxpayer may incur in connection with contesting such claim, including, without limitation, reasonable attorneys' and accountants' fees and disbursements, and
(C) if the Indemnified Taxpayer is requested to pay the Tax claimed and sue for a refund, the Shareholder shall have advanced to the Indemnified Taxpayer, on an interest free basis, the amount of such claim. In the case of any such claim referred to above, the Indemnified Taxpayer shall not make payment of such claim for at least 30 days (or such shorter period as may be required by applicable law) after the giving of the notice required by (i) above, shall give to the Shareholder any information reasonably requested relating to such claim and otherwise shall cooperate with the Shareholder in good faith in order to contest effectively any such claim.

                           (iii) Subject to the provisions of paragraph (ii)
above, the Indemnified Taxpayer shall prosecute such contest to a determination in a court of initial jurisdiction, and if the Shareholder shall reasonably request, the Indemnified Taxpayer shall prosecute such contest to a determination in an appellate court.

                           (iv) If, after actual receipt by the Indemnified
Taxpayer of an amount advanced by Shareholder pursuant to paragraph (ii)(C) above, the extent of the liability of the Indemnified Taxpayer with respect to the indemnified matter shall be established by the final judgment or decree of a court or a final or binding settlement with an administrative agency having jurisdiction thereof, the Indemnified Taxpayer shall promptly pay to Shareholder any refund received by or credited to the Indemnified Taxpayer with respect to the indemnified matter (together with any interest paid or credited thereon by the taxing authority and any recovery of legal fees from such taxing authority). Notwithstanding the foregoing, the Indemnified Taxpayer shall not be required to make any payment hereunder before such time as the Shareholder shall have made all payments or indemnities then due with respect to Indemnified Taxpayer pursuant to this Article VIII.

                  (d) Anything to the contrary in this Agreement notwithstanding, the indemnification obligations of the Shareholder under this
Article VIII shall survive the Closing until the end of the applicable statutes of limitations.

                           ARTICLE IX. - MISCELLANEOUS

         9.1 Termination. (a) If any material condition precedent to Shareholder's obligations hereunder is not satisfied and such condition is not waived by Shareholder at or prior to the Closing Date, or if any condition precedent to Buyer's obligations hereunder is not satisfied and such condition is not waived by Buyer at or prior to the Closing Date, Shareholder or Buyer, as the case may be, may terminate this Agreement at its option by notice to the other party. In the event of the termination of this Agreement by either party as above provided, neither party shall have any liability hereunder of any nature whatsoever (other than pursuant to subsection (b) and Section 9.2 below) to the other party, including any liability for damages, unless either party is in default under its obligations hereunder, in which event the party in default shall be liable to the other party for the damages caused by such default; provided, however that no party shall be liable for special, indirect or consequential damages of the other party. In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing. This Agreement shall terminate automatically if the Closing has not occurred on or prior to August 31, 2001.

         9.2 Limitation on Liability.

                  (a) The representations, warranties, agreements, and indemnities of the Company and the Shareholder set forth in this Agreement or in connection with the transactions contemplated hereby shall terminate upon the third anniversary the Closing except as expressly provided in Section 9.1(b).

                  (b) The Shareholder shall have no liability under this Agreement to indemnify under either (A) clause (iii) of Section 7.3, or (B) clause (i) of Section 7.3 against breaches of the provisions of Sections 3.4,
3.5 (clauses (ii), (iii), (iv) and (v)), 3.6 through 3.22, in each case unless the indemnifying party receives notice in writing from Buyer of Buyer's claim under said indemnity on or before the three-year anniversary of the Closing Date. Said limitations shall not apply to any breaches of or obligations to comply with any of the other provisions of this Agreement, regardless of whether such breach or obligation also constitutes a breach or obligation under any of the provisions specifically listed in this Section 9.2(b).

                  (c) For purposes of this Section 9.2(c), a party making a claim for indemnity under Section 7.3 is hereinafter referred to as an "Indemnified Party" and the party against whom such claim is asserted is hereinafter referred to as the "Indemnifying Party." All claims by any Indemnified Party under Section 7.3 shall be asserted and resolved in accordance with the following provisions. If any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party is asserted against or sought to be collected from such Indemnified Party by such third party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand stating with reasonable specificity the circumstances of the Indemnified Party's claim for indemnification; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced or to the extent that any applicable period set forth in Section 9.2(b) has expired without such notice being given. After receipt by the Indemnifying Party of such notice, upon the request of the Indemnified Party, the Indemnifying Party shall defend, manage and conduct any proceedings, negotiations or communications involving any claimant whose claim is the subject of the Indemnified Party's notice to the Indemnifying Party as set forth above, and shall take all actions necessary, including but not limited to the posting of such bond or other security as may be required by any Governmental Authority, so as to enable the claim to be defended against or resolved without expense or other action by the Indemnified Party.

                  (d) In the event that the Indemnified Party makes any payment under this Article, including, without limitation, any payment in connection with the defense, management or conduct of any proceedings, negotiations or communications involving any claimant whose claim is the subject of the Indemnified Party's notice to the Indemnifying Party as set forth above, then the Indemnifying Party shall promptly pay the Indemnified Party the amount of such payment, even if a dispute exists as to the amount or manner of determination of any indemnified obligation owed under this Article. The amount in dispute shall be finally determined upon a final and non-appealable resolution of such dispute. Upon the payment in full or any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person with respect to the subject matter of such claim.

         9.3 Brokers. Regardless of whether the Closing shall occur, (i) the Company and the Shareholder, jointly and severally, shall indemnify and hold harmless Buyer from and against any and all liability for any brokers or finders' fees arising with respect to brokers or finders retained or engaged by the Company or the Shareholder in respect of the transactions contemplated by this Agreement, and (ii) Buyer shall indemnify and hold harmless the Company from and against any and all liability for any brokers' or finders' fees arising with respect to brokers or finders retained or engaged by Buyer in respect of the transactions contemplated by this Agreement.

         9.4 Costs and Expenses. The Shareholder shall bear all costs and expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby (the "Transaction Expenses").

         9.5 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called "Notice") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

BUYER:                           Empire Financial Group, Inc.
                                 1385 West State Road 434
                                 Longwood, FL  32750
                                 Attention: Kevin M. Gagne and Richard L. Goble Telecopy Nos.: (407) 682-1664; (407) 834-4289

                                 With a copy to:
                                 --------------

                                 Greenberg Traurig, P.A.
                                 1221 Brickell Avenue
                                 Miami, Florida 33131
                                 Attention:  Phillip J. Kushner
                                 Telecopy No.:  (305) 579-0717

COMPANY OR THE SHAREHOLDER:      Centennial Capital Holdings, Inc.
                                 999 Peachtree Street, N.E.
                                 Suite 2670
                                 Atlanta,  Georgia  30309
                                 Attention: Rodger E. Rees
                                 Telecopy No.:  (404) 876-4755



Each of the above addresses for notice purposes may be changed by providing appropriate notice hereunder. Notice given by personal delivery or registered mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next normal business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed by the sender thereof promptly after transmission in writing by registered mail or personal delivery. Anything to the contrary contained herein notwithstanding, notices to any party hereto shall not be deemed effective with respect to such party until such Notice would, but for this sentence, be effective both as to such party and as to all other persons to whom copies are provided above to be given.

         9.6 Binding Arbitration and Governing Law. Except as set forth in
Section 1.4 and Section 7.5(c) of this Agreement, any controversy between the parties regarding any claims arising out of this Agreement or its breach shall be required to be submitted to binding arbitration. Either party shall have the right to commence arbitration proceedings. The arbitration proceedings shall be conducted by a panel of three arbitrators pursuant to the Commercial Arbitration Rules of the National Association of Securities Dealers, Inc. (NASD). The arbitration shall be conducted in Seminole County, Florida and the arbitrators shall have the right to award actual damages and attorney fees and costs, but shall not have the right to award punitive, special, exemplary or consequential damages against any party. The parties shall hold any award resulting from such proceeding or settlement in connection therewith in strict confidence, unless the disclosure of such award or settlement is required by law.

         The provisions of this agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Florida (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). Each party hereto irrevocably submits to the jurisdiction of the Circuit Court of the State of Florida, Seminole County, in any action or proceeding arising out of or relating to this Agreement or any of the Collateral Agreements, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court; provided, however, that matters which are under the exclusive jurisdiction of the Federal courts shall be brought in the Federal District Court for the Middle District of Florida. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement or any of the Collateral Agreements, and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

         9.7 Representations and Warranties. Each of the representations and warranties of each of the parties to this Agreement shall be deemed to have been made, and the certificates delivered pursuant to clause (iv) of Section 2.2 and clause (ii) of Section 2.3 by a party are agreed to and shall be deemed to constitute the making of such representations and warranties, again at and as of the Closing by and on behalf of the party on behalf of whom such certificates are delivered.

         9.8 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         9.9 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party, provided, however, that nothing herein shall prohibit the assignment of Buyer's rights and obligations to any direct or indirect subsidiary or prohibit the assignment of Buyer's rights (but not obligations) to any lender. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         9.10 Remedies. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

         9.11 Interest on Overdue Payments. Except if held pursuant to a right to withhold such payment provided in Section 9.11, if any amount payable under this Agreement is not paid when due, the amount unpaid shall bear interest from the due date to the actual date of payment calculated and compounded at a rate equal to the lesser of (i) the prime rate established from time to time by Citibank, N.A., or (ii) the maximum lawful interest rate permitted under applicable law.

         9.12 Withholding of Payments. Notwithstanding any other provision of this Agreement, the Company and the Shareholder agree that Buyer shall after the Closing have the right to withhold any payment owing to the Shareholder to the extent of any and all payments due to but not yet received by the Company and/or Buyer from a Shareholder pursuant to this Agreement. The Company and the Shareholder specifically agrees that (i) any claims for indemnification by Buyer against the Company or the Shareholder (or either of them) hereunder may be satisfied by deducting and otherwise offsetting such claims against any amounts that might otherwise be payable by Buyer to such persons hereunder, and (ii) to the extent that there remain unsatisfied indemnification claims after the deductions and set-offs described above, Buyer shall have full recourse against the Shareholder (including their assets of whatsoever kind or nature) for payment of such indemnification claims.

         9.13 Exhibits and Schedules. The exhibits and Schedules referred to herein are attached hereto and incorporated herein by this reference. Disclosure of a specific item in any one Schedule shall be deemed restricted only to the Section to which such disclosure specifically relates except where (i) there is an explicit cross-reference to another Schedule, and (ii) Buyer could reasonably be expected to ascertain the scope of the modification to a representation intended by such cross-reference.

         9.14 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.15 References and Construction.


                  (a) Whenever required by the context, and is used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification the person may require. References to monetary amounts, specific named statutes and generally accepted accounting principles are intended to be and shall be construed as references to United States dollars, statutes of the United States of the stated name and United States generally accepted accounting principles, respectively, unless the context otherwise requires.

                  (b) The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledge that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

         9.16 Survival. Any provision of this Agreement which contemplates performance or the existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

         9.17 Attorneys' Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees (and sales taxes thereon, if any), including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

         9.18 Legal Counsel. EACH OF THE COMPANY AND THE SHAREHOLDER UNDERSTANDS AND ACKNOWLEDGES THAT THE LAW FIRM OF GREENBERG TRAURIG, P.A. IS REPRESENTING ONLY THE BUYER AND EMPIRE HOLDING IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE ISSUANCE OF THE NOTE), AND THAT GREENBERG TRAURIG, P.A. IS NOT REPRESENTING EITHER THE COMPANY NOR THE SHAREHOLDER IN CONNECTION WITH THIS AGREEMENT NOR ANY SUCH TRANSACTIONS. FURTHERMORE, EACH OF THE COMPANY AND THE SHAREHOLDER ACKNOWLEDGES THAT THE BUYER, EMPIRE HOLDING, AND GREENBERG TRAURIG, P.A. HAVE EACH ENCOURAGED THE COMPANY AND THE SHAREHOLDER TO OBTAIN LEGAL COUNSEL TO REPRESENTS THEIR RESPECTIVE INTERESTS AND EACH OF THE COMPANY AND THE SHAREHOLDER HAS CHOSEN NOT TO RETAIN LEGAL COUNSEL TO REPRESENT IT.



                            ARTICLE X. - DEFINITIONS

         Capitalized terms used in this Agreement are used as defined in this
Article X or elsewhere in this Agreement.

         10.1 Affiliate. The term "Affiliate" shall mean, with respect to any person, any other person controlling, controlled by or under common control with such person. The term "Control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the Assets of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person.

         10.2 Closing Date. shall mean the last business day of the month in which all the consents and approvals of governmental and regulatory authorities referred to in Section 5.4 have been received and any applicable waiting periods with respect to such approvals have expired, or such other date as the parties hereto shall mutually agree.

         10.3 Collateral Agreements. The term "Collateral Agreements" shall mean any or all of the exhibits to this Agreement and any and all other agreements, instruments or documents required or expressly provided under this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement.

         10.4 Company Name The term "Company Name shall mean Centennial Capital Management, Inc.

         10.5 Company Marks The term "Company Marks shall mean any logo, symbol, service mark, trademark, tradestyle, slogan or similar intellectual property used in the Business.

         10.6 Company Proprietary Property The term "Company Proprietary Property shall mean any proprietary information, marketing materials, software, documents, signage, or client lists of the Business

         10.7 Contracts. The term "Contracts," when described as being those of or applicable to any person, shall mean any and all contracts, agreements, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, liens, indebtedness, approvals or other instruments or undertakings to which such Person is a party or to which or by which such Person or the property of such Person is subject or bound, excluding any Permits.

         10.8 Damages. The term "Damages" shall mean any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments (including without limitation income and other taxes, interest, penalties and attorneys' and accountants' fees and disbursements).

         10.9 Financial Statements. The term "Financial Statements" shall mean any or all of the financial statements, including balance sheets and related statements of income and statements of changes in financial position and the accompanying notes thereto, of the Company's business prepared in accordance with generally accepted accounting principles consistently applied, except as may be otherwise provided herein.

         10.10 Governmental Authorities. The term "Governmental Authorities" shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

         10.11 Knowledge of the Company and the Shareholder. The term "Knowledge of the Company and the Shareholder" shall mean the actual knowledge of the Company, the Shareholder or any of their respective directors, officers or managerial personnel with respect to the matter in question, and such knowledge as the Company or the Shareholder or any of the other directors, officers or managerial personnel of the Company reasonably should have obtained upon diligent investigation and inquiry into the matter in question.

         10.12 Legal Requirements. The term "Legal Requirements," when described as being applicable to any person, shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any Contracts with, any Governmental Authority, in each case as and to the extent applicable to such person or such person's business, operations or properties.

         10.13 Person. The term "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

         10.14 Properties. The term "Properties" shall mean any and all properties and assets (real, personal or mixed, tangible or intangible) owned or used by the Company.

         10.15 Real Property. The term "Real Property" shall mean the real property Used by the Company in the conduct of its business.

         10.16 Regulations. The term "Regulations" shall mean any and all regulations promulgated by the Department of the Treasury pursuant to the Internal Revenue Code.

         10.17 Used. The term "Used" shall mean, with respect to the Properties, Contracts or Permits of the Company, those owned, leased, licensed or otherwise held by the Company which were acquired for use or held for use by the Company in connection with the Company's business and operations, whether or not reflected on the Company's books of account.

         EXECUTED as of the date first written above.


                                   BUYER:


                                   Empire Financial Group, Inc.


                                   By:  /s/ Richard L. Goble    7/11/01
                                        -------------------------------
                                           Richard L. Goble
                                             Co-Chief Executive Officer



                                   By:  /s/ Kevin M. Gagne   7/11/01
                                        -------------------------------
                                              Kevin M. Gagne
                                              Co-Chief Executive Officer



                                   COMPANY:


                                   Centennial Capital Management, Inc.


                                   By:  /s/ Rodger E. Rees, President
                                        -------------------------------
                                             Rodger E. Rees
                                             President


                                   SHAREHOLDER:


                                   Centennial Capital Holdings, Inc.


                                   By:  /s/ Rodger E. Rees, President
                                        -------------------------------
                                             Rodger E. Rees
                                             President